EXHIBIT 23.2



The Board of Directors
PHP Healthcare Corporation:


We consent to the incorporation by reference in the registration statement on form S-8 of PHP Healthcare Corporation of our report dated September 12, 1994 relating to the consolidated financial statements of PHP Healthcare Corporation for the year ended April 30, 1994, and all related schedules, which report appears in the April 30, 1996 Annual Report on Form 10-K of PHP Healthcare Corporation. Our report refers to a change in the method of accounting for income taxes.


                                        KPMG PEAT MARWICK LLP


Washington, D.C.
May 1, 1997